                   EXHIBIT 99.2 (INTERIM FINANCIAL STATEMENTS)

                                 MINESHARE, INC.
                             CONDENSED BALANCE SHEET
                      (In thousands, except per share data)
                                   (Unaudited)

                                                     June 30,        December 31,
                                                       2000             1999
                                                     -------         ------------
ASSETS
Current assets:

   Cash and cash equivalents                         $    470          $    761
   Accounts receivable, net                               293               654
   Prepaid expenses and other current assets               77                39
                                                     --------          --------
       Total current assets                               840             1,454
                                                     --------          --------
Property and equipment, net                               944             1,316
Other assets                                               54                70
                                                     --------          --------
       Total assets                                  $  1,838          $  2,840
                                                     ========          ========
LIABILITIES, PREFERRED STOCK
AND SHAREHOLDERS' DEFICIT

Current liabilities:
   Accounts payable                                  $    497          $    562
   Accrued liabilities                                    369               464
   Deferred revenue                                       494               241
   Current portion of long term debt                    2,270               323
                                                     --------          --------
       Total current liabilities                        3,630             1,590
                                                     --------          --------
   Long term debt, less current portion                   476               623
                                                     --------          --------
       Total liabilities                                4,106             2,213
                                                     --------          --------
   Convertible preferred stock                         21,192            21,179

Shareholders' deficit:
   Common Stock                                         1,041               (12)
   Unearned stock-based compensation                     (470)               --
   Stock subscription receivable                           (1)               (1)
   Accumulated deficit                                (24,030)          (20,539)
                                                     --------          --------
   Total shareholders' deficit                        (23,460)          (20,552)
                                                     --------          --------
   Total liabilities, preferred stock and
   shareholders' deficit                             $  1,838          $  2,840
                                                     ========          ========



The accompanying notes are an integral part of these condensed financial statements.



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



                                 MINESHARE, INC.
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      (In thousands, except per share data)
                                   (Unaudited)


                                           Six months ended
                                               June 30,
                                        -----------------------
                                          2000            1999
                                        -------         -------
Revenues                                $   512         $ 1,297
Cost of revenues                            473             503
                                        -------         -------
Gross margin                                 39             794
Operating expenses:
   Research and development               1,336           2,044
   Sales and marketing                      538           4,686
   General and administrative               623             751
   Stock-based compensation                 571              --
                                        -------         -------
Total operating expenses                  3,068           7,481
                                        -------         -------
Loss from operations                     (3,029)         (6,687)
Interest and other expenses, net           (449)            (32)
                                        =======         =======
Net loss                                $(3,478)        $(6,719)
                                        =======         =======
Net loss per common share -
 basic and diluted                      $ (0.85)        $ (1.47)
                                        =======         =======
Shares used in net loss per
 common share calculation -
 basic and diluted                        4,112           4,582
                                        =======         =======


The accompanying notes are an integral part of these condensed consolidated financial statements.


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


                                 MINESHARE, INC.
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (In thousands)
                                   (Unaudited)

                                                                    Six months ended
                                                                         June 30,
                                                                -------------------------
                                                                  2000             1999
                                                                --------         --------
Operating activities
  Net loss                                                       $(3,478)         $(6,719)
  Adjustments to reconcile net loss to net cash provided
   by operating activities:
    Depreciation and amortization                                    174              137
    Warrants issued for services                                       9               --
    Amortization of unearned stock-based compensation                571               --
    Loss on disposal of fixed assets                                 336               --
    Changes in operating assets and liabilities
      Accounts receivable                                            361              566
      Prepaid expenses and other current assets                      (37)            (142)
      Other assets                                                    16              (90)
      Accounts payable                                               (65)              11
      Accrued liabilities                                            (95)            (426)
      Deferred revenue                                               253               63
                                                                --------         --------
Net cash used by operating activities                             (1,955)          (6,600)
                                                                --------         --------

Investing activities
  Acquisition of property and equipment                             (138)            (429)
                                                                --------         --------
Net cash used in investing activities                               (138)            (429)
                                                                --------         --------

Financing activities
  Proceeds from debt                                                  70              143
  Principal payments on long-term debt                              (147)             425
  Proceeds from bridge loan                                        1,877               --
  Proceeds from exercise of common stock options and
  warrants                                                             8               21
  Repurchase of common stock                                          (6)              --
  Proceeds from issuance of convertible preferred stock,
  net of issuance costs                                               --           12,141
                                                                --------         --------
Net cash provided by financing activities                          1,802           12,730
                                                                --------         --------

Net increase (decrease) in cash and cash equivalents                (291)           5,701
Cash and cash equivalents at beginning of year                       761            1,070
                                                                --------         --------
Cash and cash equivalents at end of period                      $    470         $  6,771
                                                                ========         ========
Supplemental noncash information
  Assets acquired under capital leases                          $     --         $     15
  Unearned stock-based compensation                             $    672         $     --
  Accretion of redemption rights on Series B and C
  redeemable preferred stock                                    $     13         $     11
  Stock issued in lieu of compensation                          $    369         $     --

The accompanying notes are an integral part of these condensed consolidated financial statements.

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



                                 MINESHARE, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS



Note 1.  The Company

MineShare, Inc., ("MineShare" or the "Company") a California corporation, develops, markets and sells a suite of Enterprise Business Intelligence software for medium and large sized businesses. The Company's software is designed to provide access to corporate information via an interactive reporting tool and intelligent information portal built on an integrated architecture, using a common scalable systems architecture.

During the latter part of 1999, the Company completed the development of software that enables the use of the Company's legacy suite of software to provide customer management solutions to e-Businesses to profile, attract, classify, convert, retain and optimize interactions with their e-Customers. The Company began providing these services under application service provider agreements in the year 2000.

Note 2.  Summary of Significant Accounting Policies

Basis of Presentation

The unaudited condensed financial statements of MineShare at June 30, 2000 and for the six month period then ended reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted in these interim statements under the rules and regulations of the Securities and Exchange Commission (the "SEC").

Comprehensive Income

Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources. Through June 30, 2000, the Company has not had any transactions that are required to be reported in other comprehensive income.

Note 3.  Recent Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 133, or SFAS 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS 133 establishes new standards of accounting and reporting for derivative instruments and hedging activities. SFAS 133 requires that all derivatives be recognized at fair value in the statement of financial position, and that the corresponding gains or losses be reported either in the statement of operations or as a component of comprehensive income, depending on the type of hedging relationship that exists. SFAS 133 will be effective for fiscal years beginning after June 15, 2000. The Company does not currently hold derivative instruments or engage in hedging activities.

In December 1999, the SEC issued Staff Accounting Bulletin No.101, "Revenue Recognition in Financial Statements," or SAB 101, which provides guidance on the recognition, presentation, and disclosure of revenue in financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. In June 2000, the SEC issued SAB 101B which defers the effective date of SAB 101 to the fourth fiscal quarter of fiscal years beginning after December 15, 1999. The Company believes that the impact of SAB 101 will have no material effect on the Company's financial position or results of operations.



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



In March 2000, the FASB issued FASB Interpretation No. 44 ("FIN 44") "Accounting for Certain Transactions involving Stock Compensation," an interpretation of APB Opinion No. 25. FIN 44 clarifies the application of Opinion 25 for (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a noncompensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. FIN 44 is effective July 1, 2000, but certain conclusions cover specific events that occur after either December 15, 1998, or January 12, 2000. The adoption of certain of the provisions of FIN 44 prior to June 30, 2000 did not have a material impact on the consolidated financial statements. Management does not expect that the adoption of the remaining provisions will have a material effect on the financial statements.

Note 4.  Stock-based Compensation

During the six months ended June 30, 2000, the Company recorded unearned stock-based compensation totaling $672,000 which is being amortized to expense over the period during which the options vest, generally four years in accordance with FASB Interpretation No. 28. Amortization expense recognized during the six months ended June 30, 2000 was $202,000.


EXHIBIT 99.3 (PRO FORMA FINANCIAL INFORMATION)

The following unaudited pro forma combined financial statements of Digital Impact have been prepared to give effect to the merger (the "Merger") of Digital Impact and MineShare.

The definitive terms of the Merger were agreed to on July 19, 2000 and the Merger was consummated on July 31, 2000. The former shareholders of MineShare received approximately 1,855,700 shares of Digital Impact common stock. Additionally, each outstanding option or warrant to purchase MineShare's common stock was assumed by Digital Impact and became an option or warrant to purchase Digital Impact common stock, with appropriate adjustments made to the number of shares issuable thereunder and the exercise price thereof. Digital Impact reserved approximately 132,700 shares of its Common Stock for issuance upon exercise of these options and warrants. The unaudited pro forma combined statements of operations for the year ended March 31, 2000 and for the three months ended June 30, 2000 give effect to the Merger as if it had occurred on April 1, 1999 by consolidating the results of operations of MineShare with the results of operations of Digital Impact.

As a result of differing year-ends of Digital Impact and MineShare, results of operations for different year-ends have been combined. Digital Impact's historical statement of operations for the fiscal year ended March 31, 2000 has been combined with the consolidated statement of operations of MineShare for the fiscal year ended December 31, 1999 and Digital Impact's balance sheet as at June 30, 2000 has been combined with MineShare's balance sheet as at June 30, 2000.

The unaudited pro forma combined statements of operations are not necessarily indicative of the operating results that would have been achieved had the transactions been in effect as of the beginning of the periods presented and should not be construed as being representative of future operating results. These statements should be read in conjunction with the audited financial statements and notes thereto included in Digital Impact's annual report on Form 10-K for the fiscal year ended March 31, 2000 and the historical consolidated financial statements and notes thereto of MineShare included herein.



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